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PROSPECTUS Dated                        Pricing Supplement No. 66
May 1, 2007                             March 31, 2008



                  U.S. $9,815,000,000          Rule 424 (b)(3)
                                            Registration Statement
                FORD MOTOR CREDIT COMPANY LLC    No. 333-131062


                FLOATING RATE DEMAND NOTES


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                Interest Rate Per Annum
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Period      Tier One Notes    Tier Two Notes    Tier Three Notes
Beginning   Under $15,000     $15,000-$50,000     Over $50,000
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3/31/2008       3.40%             3.55%                 3.70%